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                                                                    Exhibit 99.1

          Titan General Holdings, Inc Reconstitutes Board of Directors


Santa Clara, CA - February 24, 2003 - Ventures National, d/b/a Titan General Holdings, Inc, (OTCBB:TTGH) continues to execute on its mission to become a national specialty PCB manufacturer by announcing today that it has reconstituted its Board of Directors to bring the board experience more in line with its business objectives.

Two new directors, Lawrence K. McFall and Robert E. Ciri, both of whom have broad experience in working with turnaround situations and in the technology marketplace have been named to , Titan General Holdings, Inc's (Titan) Board of Directors.

Lawrence K. McFall, 61, is Executive Vice President of Titan General Holdings, Inc. Mr. McFall is an industry veteran, with over 38 years of high technology experience in the semiconductor industry, electronic manufacturing services
(EMS), and in PCB fabrication. Mr. McFall's operational experience ranges from business development and sales management to executive management with several international EMS and electronics companies including CTI Technology; GET Manufacturing; Alphasource Manufacturing Services; National Semiconductor; Texas Instruments; and Intermark Electronics.

Mr. Ciri, 51, is a partner and co-founder of a financial management consulting firm STAR Associates, LLC where he focuses in various areas of high technology and health care. Prior to this Bob was associated with the Venture Fund of Washington where he took various positions including that of CEO of ConexSys, Inc., an internet and data warehouse company and President and COO of APACHE Medical Systems, Inc., a public healthcare software and data mining corporation which he led to a successful initial public stock offering. Previously, Bob had been with Hewlett-Packard Company for fifteen years where he served in various positions including North American Field Operations Manager.

Robert Weisberg, Louis George, and Greg Jacobs have recently stepped down from the Titan Board in order to allow for additional members with other industry experiences to be added. David Marks, the Chairman of the Board; and James E. Patty (JP), CEO and President of Titan General Holdings, Inc will remain on Titan's Board of Directors.

The Company recently announced in an earlier press release a Letter of Intent to acquire substantially all of the assets of Eastern Manufacturing Corporation that will greatly expand Titan's Product Offering. "These changes for the board in combination with our pending move to our new Fremont facility and the anticipated acquisition of substantially all of the assets of Eastern Manufacturing Corporation, will position Titan to offer our customers a greatly expanded range of products; enable Titan to support our customers from coast to coast; and give us additional depth in corporate governance. It moves us further towards our goal to become a dominant player in the quick-turn printed circuit board and rigid-flex arenas. It has always been our intent to expand the industry experience on our Board of Directors as we grow," said David Marks, Chairman, Titan General Holdings, Inc.


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About Ventures National d/b/a Titan General Holdings, Inc (Titan):

o Titan is in the business of PCB manufacturing with capability for expansion to include backplane assembly. Titan is a manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards. Beginning in the year 2001, Titan and its predecessors began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt. Titan also obtained customer lists and orders from several of these firms, resulting in new business opportunities. Through the recent completion of these acquisitions, Titan is positioning to become a leading electronics contract quick-turn manufacturer serving the fastest-growing segment of time sensitive manufacturing in the $130 billion global electronics manufacturing services market. Titan has commenced the process of relocating and upgrading its current PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California. Through vertical integration, Titan expects to evolve its service and manufacturing operations while continuing to acquire assets and customers of struggling firms in the PCB sector.


Safe Harbor Statement Under the Private Securities Litigation Act 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to assumptions relating to the growth in PCB market and that there will be no unanticipated material adverse change in Titan's operations or business. Further information on Titan's risk factors is contained in the Company's Registration Statement on Form SB-2 and its annual report as filed with the Securities and Exchange Commission.

Investor Relations contact:
Dunlap & Kieft Inc.
Gerald Kieft 772-219-2274
gkieft@dunlapandkieft.com